UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2006

iCARBON CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	27339 (Commission File Number)	88-0426887 (IRS Employer Identification Number)

106 Lakeside Avenue

P.O. Box 210

Delano, PA 18220

(Address of principal executive offices) (Zip Code)

(570) 467-2222

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

At the close of business on July 24, 2006, iCarbon Corporation (the “Company”) issued a total of 16,398,142 shares of common stock upon the automatic conversion of certain convertible promissory notes and the Company’s Series C and Series D preferred stock. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada, which became effective on July 21, 2006. The Certificate of Amendment amended the Articles of Incorporation to effect a one for six reverse stock split of the Company’s then outstanding common stock. The amendment also amended the Articles to change the Company’s name to iCarbon Corporation.

Item 8.01	Other Events

At the close of business on July 24, 2006, the Company effected a one for six reverse stock split of its then outstanding common stock. Each stockholder of record immediately prior to the reverse split now holds one-sixth of the shares they held before the split. All fractional shares were rounded up to the next whole number. In connection with the reverse stock split and name change, the Company’s stock symbol on The OTC Bulletin Board changed from “BPKR” to “ICRB”.

On July 25, 2006, the Company issued a press release announcing the reverse stock split , name change and share issuances. A copy of that press release is filed as an exhibit to this Current Report on Form 8K pursuant to the Securities Act Rule 135c.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
3.1	Amendment to Articles of Incorporation dated July 19, 2006.
99.1	Press Release dated July 25, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCarbon Corporation
Date: July 25, 2006	By:___/s/James E. Olive_____________ James E. Olive, CEO